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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4677




April 3, 1997



West TeleServices Corporation
9910 Maple Street
Omaha, Nebraska 68134

Ladies and Gentlemen:

We have acted as counsel for West TeleServices Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on April 2, 1997, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 9,499,500 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the West TeleServices Corporation 1996 Stock Incentive Plan (the "Plan").

We have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments relating to the Company as we have deemed necessary and advisable to the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies submitted to us as copies and the truth and correctness of any representation and warranty contained therein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, sold and delivered as authorized, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Willkie Farr & Gallagher